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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): July 22, 1994



                             JONES INTERCABLE, INC.
             (Exact name of registrant as specified in its charter)



        Colorado                    1-9953                     84-0613514
 (State of Organization)     (Commission File No.)           (IRS Employer
                                                           Identification No.)

P.O. Box 3309, Englewood, Colorado 80155-3309                (303) 792-3111
(Address of principal executive office and Zip Code           (Registrant's
                                                              telephone no.
                                                           including area code)

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Item 5.  Other Events.

The Exchange Transactions and the ADS Offerings.

          On July 22, 1994, Jones Intercable, Inc. and certain of its wholly owned subsidiaries (collectively, the "Company") transferred all of their interests in their cable/telephony properties in the United Kingdom to Bell Cablemedia plc, a public limited company incorporated under the laws of England and Wales ("Bell Cablemedia") in exchange for 6,035,648 American Depositary Shares ("ADSs") representing 30,178,240 Ordinary Shares of Bell Cablemedia. At the closing, the Company transferred its equity interests in the companies that own the Leeds, South Hertfordshire, Norwich, Peterborough, Broadland and Fenland franchises and the Company's equity interest in and shareholder loans to ELT Acquisition Company Limited to Bell Cablemedia. Also on July 22, 1994, Jones Global Group, Inc., a corporation owed 38% by the Company and 62% by Jones International, Ltd., a corporation that through its indirect shareholdings owns a controlling interest in the Company, and certain of Global Group's wholly owned subsidiaries (Jones Global Group, Inc. and its wholly owned subsidiaries are herein collectively referred to as "Global Group") also transferred all of their interests in their cable/telephony properties in the United Kingdom to Bell Cablemedia in exchange for 3,663,584 ADSs representing 18,317,920 Ordinary Shares of Bell Cablemedia, of which 1,100,000 ADSs representing 5,500,000 Ordinary Shares were sold on July 22, 1994 in connection with Bell Cablemedia's initial public offering. At the closing, Global Group transferred its equity interests in the companies that own the Leeds and Aylesbury-Chiltern franchises, its general partner interest in Jones United Kingdom Fund, Ltd. and the assets of its United Kingdom management subsidiary to Bell Cablemedia. As a result of these transactions, the Company and Global Group no longer own any direct interest in cable/telephony properties in the United Kingdom; the Company and Global Group do, however, own indirect interests in cable/telephony properties in the United Kingdom through their respective 9.7% and 4.2% ownership of Bell Cablemedia. Messrs. Glenn R. Jones and Patrick J. Lombardi, directors and officers of both the Company and Global Group, have become members of the board of directors of Bell Cablemedia. Mr. Alan C. Bates, who until July 22, 1994 was the Managing Director of Global Group's subsidiary, Jones Cable Group, Ltd., has been appointed the chief executive officer and a member of the board of directors of Bell Cablemedia. Mr. Bates also currently is the chairman of the U.K. Cable Television Association.

          Prior to the closing of these transactions, Bell Cablemedia was indirectly owned 80% by Bell Canada International Inc. ("BCI") and 20% by





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Cable & Wireless plc ("C&W").  BCI has recently acquired a 12.7% equity interest in the Company and has signed a definitive agreement (expected to close in December 1994) to purchase such number of shares of the Company as to increase its holding in the Company to a 30% equity interest. BCI also has signed a definitive agreement to purchase an option to acquire a controlling interest in the Company at some date in the future.

          On June 10, 1994, Bell Cablemedia filed a registration statement with the Securities and Exchange Commission (the "SEC") in connection with the offerings in the United States and internationally of 12,000,000 ADSs by Bell Cablemedia and 1,100,000 ADSs by Global Group (the "ADS Offerings"). Bell Cablemedia also filed a registration statement with the SEC in connection with the offering of 11.95% Senior Discount Notes due 2004 (the "Notes Offering"). The ADS Offerings registration statement and the Notes Offering registration statement were both declared effective by the SEC on July 15, 1994. The initial offering price for the ADSs was $17.00 per ADS. The ADS Offerings, which closed on July 22, 1994, provided net cash proceeds of approximately $184.4 million to Bell Cablemedia and the Notes Offering, which also closed on July 22, 1994, provided net cash proceeds of approximately $263.1 million to Bell Cablemedia.

          The ADS offerings provided net cash proceeds of $17,547,888 to Global Group. The proceeds from the sale of the ADSs by Global Group are intended to allow it to satisfy expected U.S. tax liabilities in connection with the transactions.

          The ADSs received by the Company are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act of 1933 (the "Securities Act"), and the Company will not be able to sell its ADSs unless an exemption from registration under the Securities Act is available or unless its ADSs are registered by a subsequent registration statement. Prior to Bell Cablemedia's initial public offering, there was no public market for its Ordinary Shares (in the form of ADSs or otherwise). The ADSs are now quoted on the NASDAQ National Market System under the symbol "BCMPY." Bell Cablemedia, BCI, C&W, the Company and Global Group have agreed that, for a period of 180 days after July 15, 1994 (the date of the definitive prospectuses used in Bell Cablemedia's ADS Offerings), they will not sell or otherwise dispose of any ADSs or Ordinary Shares of Bell Cablemedia (except for those ADSs received by Global Group that were sold as part of the ADS Offerings) without the prior written consent of the lead U.S. underwriters of the ADS Offerings. Pursuant to the terms of a principal shareholders registration rights





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agreement, Bell Cablemedia has granted certain demand and piggy-back registration rights to BCI, C&W, the Company and Global Group. With the exception of demand registration rights relating to the ADSs issued to C&W, the Company and Global Group on July 22, 1994 in connection with the above-described transactions, which become exerciseable approximately three years from July 15, 1994, the registration rights granted by the principal shareholders registration rights agreement become exercisable 180 days following July 15, 1994. In all cases, however, the registration rights are subject to certain limitations, including the provision that demand registration rights may not be exercised within 90 days after the effective date of Bell Cablemedia's most recent registration statement. In addition, pursuant to the terms of a separate registration rights agreement, Bell Cablemedia has agreed to file promptly with the SEC a registration statement covering all of the ADSs received by the Company and Global Group in connection with Bell Cablemedia's acquisition of the United Kingdom holdings of the Company and Global Group (except for those ADSs received by Global Group that were sold as part of the ADS Offerings) and to keep such registration statement effective for a period of approximately three years from the closings of the ADS Offerings. Although they have no current plans to sell any of their ADSs, the Company and Global Group anticipate that they will be able to sell their ADSs pursuant to this registration statement 180 days following July 15, 1994.

          After giving effect to Bell Cablemedia's acquisition of the United Kingdom holdings of the Company and Global Group and the closings of the ADSs Offerings on July 22, 1994, BCI indirectly owns approximately 42.2%, C&W indirectly owns approximately 12.8%, the Company owns approximately 9.7% and Global Group owns approximately 4.2% of the issued and outstanding shares of Bell Cablemedia.

          Bell Cablemedia has agreed to pay certain of the legal fees and expenses of the Company and its affiliates associated with the negotiation and closings of the exchange transactions and the ADS Offerings. Bell Cablemedia also has agreed to provide the Company with such financial information as required by the Company to reflect its interest in Bell Cablemedia in its financial statements and tax returns.

          The Company paid an advisory fee of 414,854 pounds ($632,569 at the $1.5248 per pound exchange rate in effect on July 26, 1994) to Jones Financial Group, Ltd., a wholly owned subsidiary of Jones International, Ltd., for its services to the Company in connection with the aforementioned transactions. Global Group paid an advisory fee of 251,812 pounds ($383,963 at the $1.5248 per





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pound exchange rate in effect on July 26, 1994) to Jones Financial Group, Ltd.
for its services to Global Group in connection with the aforementioned transactions. Mr. Glenn R. Jones owns all of the outstanding shares of Jones International, Ltd.

The Shareholders Agreement.

          BCI, C&W, the Company and Global Group (the Company and Global Group are herein collectively referred to as the "Jones Entities") have entered into a shareholders agreement relating to their holdings in Bell Cablemedia. The shareholders agreement provides that each of BCI, C&W and the Jones Entities is entitled to nominate directors for election to Bell Cablemedia's board of directors according to its shareholdings in Bell Cablemedia and for each of them to use its votes at general meetings in support of the election of such nominees as directors of Bell Cablemedia. Under these provisions, BCI currently has the right to nominate five directors (including the chief executive officer and the chief financial officer, subject to the approval of the board of directors) and C&W and the Jones Entities currently each have the right to nominate two directors. The number of directors that each of BCI, C&W and the Jones Entities are entitled to nominate is dependent on each of their interests in Bell Cablemedia from time to time based broadly on one director for every 8% interest except that each of them may nominate two directors until their interest falls below 10% and one director until their interest falls below 5%. In addition, each of BCI, C&W and the Jones Entities is entitled to have one observer present at meetings of Bell Cablemedia's board of directors and, unless the board of directors determines otherwise, to be represented on committees of the board of directors and on the boards of directors of subsidiaries of Bell Cablemedia.

          The shareholders agreement also requires each of BCI, C&W and the Jones Entities, respectively, to offer any Ordinary Shares or ADSs of Bell Cablemedia which it wishes to sell to the others before selling to any third party. In addition, before purchasing Ordinary Shares or ADSs of Bell Cablemedia from any third party, each of BCI, C&W and the Jones Entities, respectively, are obliged to offer to purchase such Ordinary Shares or ADSs from the others.

          The parties to the shareholders agreement have also agreed to procure that in the future when new Ordinary Shares or ADSs are issued by Bell Cablemedia for cash, each of BCI, C&W and the Jones Entities (but not necessarily any other shareholder) is given the opportunity to participate in the offering on a basis which is pro rata to their respective interests in Bell





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Cablemedia, except where the issue is pursuant to Bell Cablemedia's share option plans or the conversion of certain notes issued by Bell Cablemedia in connection with its acquisition of the York, Harrogate, Wearside and Worcester franchises. This right also does not apply when Ordinary Shares or ADSs are issued in consideration for the acquisition of shares or assets of other entities by Bell Cablemedia.

The Technical Assistance Agreement.

          The Company has entered into a technical assistance agreement with Bell Cablemedia under which the Company has agreed, on reasonable request, to provide to Bell Cablemedia, or procure the provision by an affiliate of, consulting services, research and development resources, management services and technical assistance in relation to telecommunications services. The charge for such services or for the provision of employees to Bell Cablemedia on secondment will generally be based upon the provider's direct costs (including direct overhead except in the case of secondees) plus an additional amount of 15% of such costs. The technical assistance agreement is terminable by either party at any time on three months' notice following the date upon which the Company no longer has the right to nominate a director for election to the board of directors of Bell Cablemedia pursuant to the shareholders agreement.

Indemnification Agreements.

          Bell Cablemedia has agreed to indemnify the Company, Global Group and their affiliates in respect of all costs, expenses, losses, liabilities and damages suffered or incurred by them resulting from any untrue statement or omission contained in any registration statement or prospectus relating to the ADS Offerings or the Note Offerings other than costs, expenses, losses, liabilities and damages resulting from any information in such documents relating to the Company, Global Group or their affiliates provided to Bell Cablemedia by the Company, Global Group or their affiliates. The Company, Global Group and their affiliates have agreed to indemnify Bell Cablemedia in respect of all costs, expenses, losses, liabilities and damages suffered or incurred by Bell Cablemedia resulting from any untrue statement or omission contained in any registration statement or prospectus relating to the ADS Offerings or the Note Offerings relating to the Company, Global Group or their affiliates provided to Bell Cablemedia by the Company, Global Group or their affiliates.






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          Pursuant to a cross-indemnity agreement, Bell Cablemedia has agreed to indemnify the Company for any amounts that the Company may be called upon to pay in connection with certain performance bonds guaranteed by the Company as a shareholder of ELT Acquisition Company Limited.





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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   JONES INTERCABLE, INC.,
                                   a Colorado corporation


Dated:  August 4, 1994             By: /s/ ELIZABETH M. STEELE
                                       Elizabeth M. Steele
                                       Vice President






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